Exhibit 10.20

THE SYMBOL “[REDACTED]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN

EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

I-Mab Biopharma (Hangzhou) Co., Ltd.

Equity Transfer and Investment Agreement

September 15, 2020

Table of Contents

Article 1	Definitions	4

Article 2	Equity Transfer	7

Article 3	Closing Conditions	9

Article 4	Closing and Related Matters	12

Article 5	Representations and Warranties	18

Article 6	Transitional Period Covenants	26

Article 7	Other Agreements and Covenants	28

Article 8	Liability for Breach of Contract; Indemnification.	29

Article 9	Effectiveness, Amendment and Termination of this Agreement	29

Article 10	Miscellaneous	30

Schedule 1	List of Pipelines and Related Intangible Assets

Schedule 2	Shareholding Structures of the Company

Schedule 3	Key Employees List

Schedule 4	Closing Certificate

Schedule 5	Shareholders Resolutions

Schedule 6	Shareholders Agreement

Schedule 7	Amended Articles of Association

Schedule 8	Personnel Transfer Plan

Schedule 9	Disclosure Schedules

EQUITY TRANSFER AND INVESTMENT AGREEMENT

This EQUITY TRANSFER AND INVESTMENT AGREEMENT (this “Agreement”) is entered into in the PRC on Sep 15, 2020 (the “Signing Date”) by and among the following parties:

1.

I-Mab Biopharma (Hangzhou) Co., Ltd., a limited liability company legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330100MA2GNANB49 (the “Company”);

2.

I-MAB BIOPHARMA HONG KONG LIMITED, a limited company legally established and existing in accordance with the laws of the Hong Kong Special Administrative Region of the PRC, whose registration number is 2400410 (“I-Mab HK” or “Warrantor”);

3.

Hangzhou Fushi Investment Management Partnership (Limited Partnership) (杭州赋实投资管理合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330102MA2AYYBD4Q (“Fushi Capital”);

4.

Shenzhen Tsingsong Shengrui Investment Partnership (Limited Partnership)(深圳市青松晟睿投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91440300MA5FYAQD4R (“Tsingsong Shenzhen”);

5.

Nanjing Tsingsong Healthcare Investment Partnership (Limited Partnership)(南京清松医疗健康产业投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91320113MA21DH7W5M (“Tsingsong Nanjing”);

6.

Hangzhou Heda Biotech Investment Partnership (Limited Partnership)(杭州和达生物医药创业投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330101MA2AXNXM21 (“Heda Investment”);

7.

Xiamen Ronghui Derong Equity Investment Partnership (Limited Partnership) (厦门融汇德润股权投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91350211MA34071K50 (“Ronghui Derong”);

8.

Ningbo Yanyuan Yaoshang Chanrong Equity Investment Partnership (Limited Partnership)(宁波燕园姚商产融股权投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330281MA2H6M3084 (“Yanyuan Chanrong”);

9.

Ningbo Yanchuang Yaoshang Yangming Investment Partnership (Limited Partnership)(宁波燕创姚商阳明创业投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330281MA2H6M3084 (“Yanchuang Yangming”);

10.

Jiangsu Yanyuan Dongfang Investment Partnership (Limited Partnership)(江苏燕园东方创业投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91320300MA1UQURD8F (“Yanyuan Dongfang”);

11.

Ningbo Rongshun Yanyuan Investment Partnership (Limited Partnership)(宁波荣舜燕园投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330201MA2AJPJ617 (“Rongshun Yanyuan”);

12.

Ningbo Yanyuan Innovation Investment Partnership (Limited Partnership)(宁波燕园创新创业投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330201340622519X (“Yanyuan Innovation”);

13.

Zhuzhou Guochuang Junyao Investment Partnership (Limited Partnership)(株洲市国创君垚投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91430200MA4RGB014A (“Guochuang Junyao”);

14.

Ningbo Hanhai Qianyuan Equity Investment Partnership (Limited Partnership)(宁波瀚海乾元股权投资基金合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330212MA2GW05H0A (“Hanhai Qianyuan”);

15.

Hangzhou Haibang Yigu Investment Partnership (Limited Partnership)(杭州海邦羿谷创业投资合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330101MA2B02RD4R (“Haibang Yigu”);

16.	Jialiang Shan, a Chinese citizen, whose ID number is [REDACTED];

17.

Zhejiang Silu Industry Investment Fund Partnership (Limited Partnership)(浙江丝路产业投资基金合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330101MA28WHW02L (“Silu Fund”);

18.

Viva Biotech (Shanghai) Ltd. (维亚生物科技(上海)有限公司), a limited company legally established and existing in accordance with the PRC laws, whose unified social credit code is 91310115677881436W (“Viva Biotech”);

19.

Tianjin Huatian Enterprise Management Consultation Limited Partner (Limited Partner) (天津华天企业管理咨询合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91120118MA0727C0X0 (“Huatian Enterprise Management”; together with Fushi Capital, Tsingson Shenzhen, Tsingsong Nanjing, Heda Investment, Ronghui Derong, Yanyuan Chanrong, Yanhuang Yangming, Yanyuan Dongfang, Rongshun Yanyuan, Yanyuan Innovation, Guochuang Junyao, Hanhai Qianyuan, Haibing Yigu, Jialiang Shan, Silu Fund and Viva Biotch, collectively referred to as the “Investors”);

20.	Lili Qian, a Chinese citizen, whose ID number is [REDACTED];

21.	Zhengsong Zhang, a Chinese citizen, whose ID number is [REDACTED];

22.	Yunfei Zhang, a Chinese citizen, whose ID number is [REDACTED];

23.	Lihong Lou, a Chinese citizen, whose ID number is [REDACTED];

24.	Kai Zhou, a Chinese citizen, whose ID number is [REDACTED];

25.	Fang Yin, a Chinese citizen, whose ID number is [REDACTED] (together with Lili Qian, Zhengsong Zhang, Yunfei Zhang, Lihong Lou and Kai Zhou, collectively referred to as the “Management”);

26.

Hangzhou Yijing Biotech Partnership (Limited Partnership)(杭州伊境生物科技合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330100MA2HY0AEXX (“Management Holdco”); and

27.

Hangzhou Lanjing Biotech Partnership (Limited Partnership)(杭州阑境生物科技合伙企业(有限合伙)), a limited partnership legally established and existing in accordance with the PRC laws, whose unified social credit code is 91330100MA2HY07T3Q (“ESOP Holdco”).

The above parties are hereinafter collectively referred to as the “Parties”. When any party hereto is referred to as a “Party”, the other parties hereto will be referred to as the “Other Parties”.

WHEREAS:

1.

The Company is a limited liability company legally established and existing in accordance with PRC laws, which was established on 26 June, 2019. The Company’s unified social credit code is 91330100MA2GNANB49, its current registered capital is US$30 million, and its business scope is: technology development, technology services, technology consulting, and transfer of results: biotechnology, pharmaceutical technology (with respect to the above, except for the development and application of human stem cells, gene diagnosis and treatment technology); production: drugs; drugs, pharmaceutical intermediates, Category I medical device wholesale and import and export business (except for those subject to special access control regulations stipulated by the state).

2.

As of the Signing Date of this Agreement, I-Mab HK holds 100% of the equity in the Company, represented by the Company’s registered capital of US$30 million, of which the paid-in registered capital is US$0. I-Mab HK is a wholly owned Subsidiary of I-Mab天境生物 (NASDAQ: IMAB; hereinafter referred to as “I-Mab”). I-Mab and its Subsidiaries are collectively referred to as the “Group”.

3.

The Management Holdco is a limited partnership jointly established by the Management, which is used to hold restricted equity of the Company issued to the Management. The Parties agree that the Management Holdco will acquire 10% of the equity of the Company from I-Mab HK for a total price of US$0, which equity is represented by the Company’s unpaid registered capital of US$3 million, and that after acquiring such equity, it will pay RMB equivalent to US$3 million to the Company in accordance with terms of this Agreement to fulfil its capital contribution obligations to the Company. Such capital contribution of RMB equivalent to US$3 million will be fully booked to the Company’s registration capital.

4.

The Parties agree that the ESOP Holdco will acquire 5% of the equity of the Company from I-Mab HK for a total price of US$0, which equity is represented by the Company’s unpaid registered capital of US$1.5 million. All of such equity will be used to implement the Company’s equity incentive plan.

5.

The Parties agree that the Investors, in accordance with the terms of this Agreement, will acquire a total of 40% of the equity of the Company from I-Mab HK for a total price of US$0, which equity is represented by the Company’s unpaid registered capital of US$12 million, and after acquiring such equity of the Company, it will pay RMB equivalent to US$120 million (with respect to each Investor, calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) (collectively referred to as the “Investors Investment Amount” to the Company in accordance with the terms of this Agreement to fulfil its capital contribution obligations to the Company. Among the capital contribution of RMB equivalent to US$120 million, RMB equivalent to US$12 million will be booked to the Company’s registration capital, and the remaining RMB equivalent to US$108 million will be booked to the Company’s capital reserve.

6.

After completion of the foregoing equity transfer, I-Mab HK will hold the remaining 45% of the equity in the Company, which equity will be represented by the Company’s registered capital of US$13.5 million. I-Mab HK agrees to transfer to the Company the Pipeline Intangible Assets with a total valuation of US$105 million and pay to the Company US$30 million in cash, to fulfil its capital contribution obligations to the Company, of which US$13.5 million cash will be booked to the Company’s registered capital, and the Pipelines Intangible Assets valued at US$105 million and the remaining US$16.5 million cash will be booked to the Company’s capital reserve.

7.

On the Signing Date of this Agreement, the Parties will also sign a Shareholder Agreement (the “Shareholder Agreement”) to further provide for the rights and obligations of the shareholders of the Company after the Closing Date.

THEREFORE, the Parties have entered into the following agreement through negotiation:

Article 1 Definitions

1.1	Definitions The following terms shall have the following meanings when used in this Agreement:

Affiliate	With respect to a Party, refers to any enterprise that controls or is controlled by such Party, or is under common control by the same entity with such Party. “Control” means directly or indirectly owning more than fifty percent (50%) of equity, voting rights, or directly or indirectly owning more than fifty percent (50%) of any other equivalent assets of the enterprise, or other power or right that can independently determine the management of the enterprise. “Entities” may include but are not limited to individuals, partnerships, companies and other legal entities.

Target Pipelines	Refer to the pipelines listed in Schedule 1 to this Agreement; the “Intangible Assets” of Pipelines refer to the ownership and/or the intellectual property rights related to the pipeline listed in Schedule 1 of this Agreement, in which the ownership and/or licensing rights of the pipeline related intellectual property rights are proposed to be contributed by I-Mab HK to the company under this agreement. Respective names of the six pipelines are listed in Schedule 1 of this Agreement; the six pipelines are collectively referred to as the “Target Pipelines”.

Senior Officers	Refer to general manager, deputy general manager, financial controller and other VP or above level officers.

Working Day	Refers to any day except Saturdays, Sundays or Chinese legal holidays.

Qualified IPO	The public offering of the Company’s shares on the China Stock Exchange’s Science and Technology Board, Main Board, Small and Medium-Sized Enterprise Board, Growth Enterprise Board, or Hong Kong Stock Exchange, U.S. Stock Exchange, or other stock exchanges approved by the Shareholders of the Company in accordance with provisions of the Shareholders Agreement.

Transaction Documents	Refer to this Agreement, the Shareholders Agreement, the Amended and Restated Articles of Association of the Company in form and substance attached hereto as Schedule 7 (referred to as the “Amended Articles of Association”), and any other agreement or document in connection with the transactions contemplated hereunder which is entered into pursuant to any of the foregoing documents.

Person	Refers to any natural person, legal person, partnership, limited liability company, company limited by shares, association, trust, unincorporated organisation, or any other legal entity of any nature established in accordance with any Applicable Law, or any Government Agency.

MOFCOM	Refers to the Ministry of Commerce of China and its counterparts at all levels that exercise similar powers.

Market Regulation Bureau	Refers to the PRC’s State Administration for Market Regulation and its local counterparts that exercise similar powers at all levels.

Applicable Law	With respect to any Person, refers to any public, valid and applicable treaties, laws, administrative regulations, local regulations, rules, decisions, orders, judicial interpretations, judgments, rulings, arbitration awards or other normative documents that is applicable to that Person or binding on that Person or any of its assets.

Subsidiary	With respect to any Person, refers to any legal person, partnership, limited liability company, company limited by shares, association, trust, or other entity in which the Person (alone or through or in collaboration with any other Person) directly or indirectly owns securities or other interests in it, so that the Person generally has more than fifty percent (50%) of the voting rights in the election of the board of directors or other similar decision-making bodies, or in which the Person is given the right to control by other means.

Intellectual Property	Refers to patents, trademarks, service marks, registered designs, domain names, utility models, copyrights, inventions, confidential information, trade secrets, proprietary production processes and equipment, brand names, database rights, trade names, or a right similar to any of the above, and the interest of any of the above (whether registered or unregistered, and including the application for the authorisation of the above items and the right to apply for any of the above items anywhere in the world).

Material Adverse Change	Refers to any material adverse impact or change that has caused a significant adverse effect on the Company’s Target Pipelines, business, management, financial condition, Intellectual Property, debt, Key Employees, governmental approval, qualifications or expected future development (but in each case does not include any such material adverse impact or change that has been remedied or corrected); in case the Company incurs or is reasonable expected to incur a loss of RMB5 million or more, it shall be deemed as a Material Adverse Change.

Government Agency	Refers to any government or its affiliates with jurisdiction, any department or agency of any government or its affiliates, any legislative body, court or arbitral tribunal, and any stock exchange regulatory agency.

PRC	Refers to the People’s Republic of China. For the purpose of this Agreement, it does not include the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

Greater China	Refers to the People’s Republic of China. For the purposes of this Agreement, it includes the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

Force Majeure Event	Refers to any objective event or circumstance that is unforeseeable, inevitable and unavoidable, including without limitation earthquake, typhoon, flood, fire or other natural disasters, strike, pandemic (including COVID-19), riot, war. For the avoidance of doubt, any change of laws, regulations, policies, government orders of any national, regional or local Government Agency that is unforeseeable on the Signing Date hereof shall be deemed as Force Majeure.

Article 2 Equity Transfer

2.1

On the Signing Date of this Agreement, the Company’s registered capital is US$30 million, all of which is subscribed by I-Mab HK, and the paid-in registered capital is US$0. After completion of the transaction contemplated hereunder, the registered capital of the Company will remain to be US$30 million, among which the amount of registered capital respectively subscribed by the shareholders of the Company and their respective shareholding percentage in the Company are reflected in Schedule 2.

2.2

Fushi Capital agrees to, on the Closing Date (as defined below), acquire 8.33% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$2.5 million (“Fushi Capital Target Equity”).

2.3

Tsingsong Shenzhen agrees to, on the Closing Date, acquire 5.52% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$1.655 million (“Tsingsong Shenzhen Target Equity”).

2.4

Tsingsong Nanjing agrees to, on the Closing Date, acquire 2.82% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$0.845 million (“Tsingsong Nanjing Target Equity”).

2.5

Heda Investment agrees to, on the Closing Date, acquire 6.67% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$2 million (“Haibang Fenghua Target Equity”).

2.6

Ronghui Derong agrees to, on the Closing Date, acquire 3.33% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$1 million (“Ronghui Derong Target Equity”).

2.7

Yanyuan Chanrong agrees to, on the Closing Date, acquire 0.67% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$0.2 million (“Yanyuan Chanrong Target Equity”).

2.8

Yanchuang Yangming agrees to, on the Closing Date, acquire 1.07% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$0.32 million (“Yanchuang Yangming Target Equity”).

2.9

Yanyuan Dongfang agrees to, on the Closing Date, acquire 0.93% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$0.28 million (“Yanyuan Dongfang Target Equity”).

2.10

Rongshun Yanyuan agrees to, on the Closing Date, acquire 0.83% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$0.25 million (“Rongshun Yanyuan Target Equity”).

2.11

Yanyuan Innovation agrees to, on the Closing Date, acquire 0.83% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$0.25 million (“Yanyuan Innovation Target Equity”).

2.12

Guochuang Junyao agrees to, on the Closing Date, acquire 2.33% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$0.7 million (“Guochuang Junyao Target Equity”).

2.13

Hanhai Qianyuan agrees to, on the Closing Date, acquire 2.33% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$0.7 million (“Hanhai Qianyuan Target Equity”).

2.14

Haibang Yigu agrees to, on the Closing Date, acquire 1% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$0.3 million (“Haibang Yigu Target Equity”).

2.15

Jialiang Shan agrees to, on the Closing Date, acquire 1% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$0.3 million (“Jialiang Shan Target Equity”).

2.16

Silu Fund agrees to, on the Closing Date, acquire 1% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$0.3 million (“Silu Fund Target Equity”).

2.17

Viva Biotech agrees to, on the Closing Date, acquire 1% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$0.3 million (“Viva Biotech Target Equity”).

2.18

Huatian Enterprise Management agrees to, on the Closing Date, acquire 0.67% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$0.2 million (“Huatian Enterprise Management Target Equity”).

2.19

The Management Holdco agrees to, on the Closing Date, acquire 10% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which equity is represented by the Company’s unpaid registered capital of US$3 million (“Management Target Equity”), and each member of the Management agrees to procure the Management Holdco to acquire such equity.

2.20

The ESOP Holdco agrees to, on the Closing Date, acquire 5% of the equity of the Company from I-Mab HK for the price of US$0 according to the terms and conditions stipulated herein, which is represented by the Company’s unpaid registered capital of US$1.5 million (“ESOP Target Equity”, together with Management Target Equity, Fushi Capital Target Equity, Tsingson Shenzhen Target Equity, Tsingsong Nanjing Target Equity, Heda Investment Target Equity, Ronghui Derong Target Equity, Yanyuan Chanrong Target Equity, Yanhuang Yangming Target Equity, Yanyuan Dongfang Target Equity, Rongshun Yanyuan Target Equity, Yanyuan Innovation Target Equity, Guochuang Junyao Target Equity, Hanhai Qianyuan Target Equity, Haibing Yigu Target Equity, Jialiang Shan Target Equity, Silu Fund Target Equity and Viva Biotch Target Equity, collectively referred to as the “Target Equity”).

2.21

I-Mab HK agrees to transfer the Target Equity to the above-mentioned Parties in accordance with the above mentioned terms and conditions (collectively referred to as “Equity Transfer”). The Equity Transfer shall take effect on the Closing Date. After completion of the above-mentioned Equity Transfer, I-Mab HK will hold the remaining 45% of the equity in the Company, represented by the Company’s registered capital of US$13.5 million.

Article 3 Closing Conditions

3.1

Conditions Precedent. Each Investor’s obligation to complete the equity transfer related to it and pay its respective portion of the Investors Investment Amount and I-Mab HK’s obligation to transfer corresponding Target Equity of the Company to the Investors pursuant to Article 2 (collectively, the “Closing”) shall be subject to the following conditions (each of which is referred to as a “Condition Precedent”) being satisfied or waived in writing by the Investors of whom the subscribed capital contribution exceeds two thirds of the total subscribed capital contribution of all Investors, and who shall include the Investors who are entitled to appoint Investor Directors (as defined in the Shareholders Agreement) pursuant to the Shareholders Agreement (collectively, the “Majority Investors”), on or prior to the Closing Date:

(1)	The Investors have completed the business, legal, and financial due diligence on the Company;

(2)

The representations and warranties made by the Company herein are true, accurate, complete and not misleading in all material respects on the Signing Date and the Closing Date, there is no Material Adverse Change in the Company, and the Company shall have delivered a Closing Certificate to the Investor in the form and substance as attached hereto as Schedule 4;

(3)

Except the relevant Market Regulation Bureau Registration (as defined below), tax registration, MOFCOM foreign invested companies information reporting and change of foreign exchange registration, the Company has obtained and completed all necessary authorisations, consents and approvals required for the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereunder (including but not limited to the Shareholders Resolutions of the Company’s Shareholders in the form and substance as attached hereto as Schedule 5; and the competent authority of I-Mab shall have duly approved the transactions contemplated hereunder, including, it shall have duly approved transfer of all Intangible Assets of the Licensed Pipelines to the Company);

(4)	This Agreement has been duly executed and delivered by the Parties, has become effective, and remains fully effective on the Closing Date;

(5)	The Shareholder Agreement in the form and substance attached hereto as Schedule 6 has been duly executed and delivered by the Parties, and shall take effect on and from the Closing Date;

(6)

The Amended Articles of Association in the form and substance attached hereto as Schedule 7 has been duly executed and delivered by I-Mab HK, the Investors, the Management Holdco and the ESOP Holdco, and shall take effect on and from the Closing Date;

(7)	The Parties shall have duly executed and delivered other Transaction Documents (if any) which, according to terms thereof, shall be executed on or prior to the Closing Date;

(8)

All the rights and interests of the of Target Pipelines listed in the first part of Schedule 1 (the “Licensed Pipelines”) have been transferred to the Company by I-Mab HK, and there is no pledge or other incumbrance on such rights and interests; more specifically, (i) the rights and interests of Pipeline TJ301 shall have been exclusively sublicensed by I-Mab to I-Mab HK, and then exclusively sublicensed by I-Mab HK to the Company; (ii) with respect to the rights and interests of Pipeline TJL1A3, I-Mab Biopharma (Shanghai) Co., Ltd. (“I-Mab Shanghai”) shall have assigned all of its rights and obligations under the agreement related to Pipeline TJL1A3 (the “TJL1A3 Agreement”) to I-Mab HK, and then I-Mab HK shall have assigned all of its rights and obligations under the TJL1A3 Agreement to the Company; and (iii) with respect to the Intangible Assets of Pipeline TJ102, I-Mab Bio-Tech (Tianjin) Co., Ltd. and I-Mab Shanghai shall have respectively assigned all of their rights and obligations under the agreement related to TJ102 (the “TJ102 Agreement”) to I-Mab HK, and then I-Mab HK shall have assigned all of its rights and obligations under the TJ102 Agreement to the Company; notification and approval procedures (if applicable) for the foregoing transfer shall have been duly performed;

(9)

For the Intangible Assets of Target Pipelines listed in the second part of Schedule 1 (the “Independently Developed Pipelines”), I-Mab HK shall have signed a binding agreement with the Company to the satisfaction of the Investors, stipulating that such Target Pipelines Intangible Assets will be transferred to the Company after the Closing Date within a limited period of time (including without limitation, to register relevant Intellectual Property of the Independently Developed Pipelines under the Company’s name); more specifically, such agreement shall stipulate that: (i) all patents and patent applications of TJA3, TJM2 and TJT6 in the Greater China, the United States, the European Union, Japan, the Republic of Korea, Australia and Canada (collectively, the “Tier One Countries”) shall be transferred to the Company within twelve (12) months of the Closing Date, provided that the Parties acknowledge that completion time of the transfer of such patents and patent applications may be impacted by COVID-19 and other factors out of I-Mab HK and the Company’s control, and that if the transfer of any or all of such patents and patent applications cannot be completed within the aforesaid period due to impact of COVID-19 or other Force Majeure Event, then the aforesaid period shall be reasonably extended, I-Mab HK will promptly notify the Investors, and I-Mab HK and the Majority Investors shall negotiate in good faith on extension of the aforesaid period; and (ii) with respect to patents and patent applications of TJA3, TJM2 and TJT6 in the countries and regions other than the Tier One Countries, I-Mab HK shall, within twelve (12) months of the Closing Date, submit applications to the patent authorities of these countries and regions for transfer of such patents and patent applications to the Company, and shall complete the procedures for transfer of such patents and patent applications as soon as practicable; provided that if any or all of the applications for transfer of such patents and patent applications cannot be submitted within the aforesaid period due to impact of COVID-19 or other Force Majeure Event, then the aforesaid period shall be reasonably extended, I-Mab HK will promptly notify the Investors, and I-Mab HK and the Majority Investors shall negotiate in good faith on extension of the aforesaid period.

(10)

The Company’s key employees (list of whom is attached to as Schedule 3) (the “Key Employees”) have signed labour contracts, non-compete and intellectual property assignment agreements with the Company.

3.2

Long-Stop Date. All Parties shall exert their best efforts to ensure that all Conditions Precedent be satisfied no later than 30 September, 2020. If any of the Conditions Precedent is not met within such time limit and is not waived by the Majority Investors in writing, any Party has the right to terminate this Agreement by giving a written notice to the Other Party. The termination of this Agreement shall be effective on and from the date of such written notice of termination. Notwithstanding the foregoing, the Party who bears the main responsibility or fault to which the failure of satisfaction of any Condition Precedent within the above-mentioned deadline is attributable shall not have the right to terminate this Agreement in accordance with the provisions of this Article 3.2. At the Closing, if any of the Conditions Precedent are waived in writing by the Majority Investors, unless expressly and permanently waived by all Investors, such Conditions Precedent shall automatically become post-Closing obligations under Article 4.3 of this Agreement, and such obligations shall be fulfilled within the time limit otherwise agreed in writing by the Investors.

Article 4 Closing and Related Matters

4.1

Time of Closing. Closing shall occur on the date of fulfilment of all the Conditions Precedent listed in Article 3.1 of this Agreement (except for those Conditions Precedent that, according to their nature, must be achieved on the Closing Date) or waiver of the same by the Majority Investors in writing (the “Closing Date”).

4.2

Closing. The Investors shall remit their respective Investors Investment Amount to the Company’s designated bank account to be provided by the Company at least two (2) Working Days prior to the Closing Date by wire transfer within ten (10) Working Days after the Closing Date or at the time otherwise agreed by the Parties. The amount of Investors Investment Amount payable by each Investor shall be as follows:

(1)

Fushi Capital shall pay RMB equivalent to US$25,000,000.00 (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company, so as to fulfil its capital contribution obligations in connection with the Target Equity acquired by it. Among such investment amount, RMB equivalent to US$2,500,000.00 shall be booked to the Company’s registered capital, and the remaining RMB equivalent to US$22,500,000.00 shall be booked to the Company’s capital reserve as a premium.

(2)

Tsingsong Shenzhen shall pay RMB equivalent to US$16,550,000.00 (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company, so as to fulfil its capital contribution obligations in connection with the Target Equity acquired by it. Among such investment amount, RMB equivalent to US$1,655,000.00 shall be booked to the Company’s registered capital, and the remaining RMB equivalent to US$14,895,000.00 shall be booked to the Company’s capital reserve as a premium.

(3)

Tsingsong Nanjing shall pay RMB equivalent to US$8,450,000.00 (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company, so as to fulfil its capital contribution obligations in connection with the Target Equity acquired by it. Among such investment amount, RMB equivalent to US$845,000.00 shall be booked to the Company’s registered capital, and the remaining RMB equivalent to US$7,605,000.00 shall be booked to the Company’s capital reserve as a premium.

(4)

Heda Investment shall pay RMB equivalent to US$20,000,000.00 (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company, so as to fulfil its capital contribution obligations in connection with the Target Equity acquired by it. Among such investment amount, RMB equivalent to US$2,000,000.00 shall be booked to the Company’s registered capital, and the remaining RMB equivalent to US$18,000,000.00 shall be booked to the Company’s capital reserve as a premium.

(5)

Ronghui Derong shall pay RMB equivalent to US$10,000,000.00 (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company, so as to fulfil its capital contribution obligations in connection with the Target Equity acquired by it. Among such investment amount, RMB equivalent to US$1,000,000.00 shall be booked to the Company’s registered capital, and the remaining RMB equivalent to US$9,000,000.00 shall be booked to the Company’s capital reserve as a premium.

(6)

Yanyuan Chanrong shall pay RMB equivalent to US$2,000,000.00 (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company, so as to fulfil its capital contribution obligations in connection with the Target Equity acquired by it. Among such investment amount, RMB equivalent to US$200,000.00 shall be booked to the Company’s registered capital, and the remaining RMB equivalent to US$1,800,000.00 shall be booked to the Company’s capital reserve as a premium.

(7)

Yanchuang Yangming shall pay RMB equivalent to US$3,200,000.00 (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company, so as to fulfil its capital contribution obligations in connection with the Target Equity acquired by it. Among such investment amount, RMB equivalent to US$320,000.00 shall be booked to the Company’s registered capital, and the remaining RMB equivalent to US$2,880,000.00 shall be booked to the Company’s capital reserve as a premium.

(8)

Yanyuan Dongfang shall pay RMB equivalent to US$2,800,000.00 (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company, so as to fulfil its capital contribution obligations in connection with the Target Equity acquired by it. Among such investment amount, RMB equivalent to US$280,000.00 shall be booked to the Company’s registered capital, and the remaining RMB equivalent to US$2,520,000.00 shall be booked to the Company’s capital reserve as a premium.

(9)

Rongshun Yanyuan shall pay RMB equivalent to US$2,500,000.00 (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company, so as to fulfil its capital contribution obligations in connection with the Target Equity acquired by it. Among such investment amount, RMB equivalent to US$250,000.00 shall be booked to the Company’s registered capital, and the remaining RMB equivalent to US$2,250,000.00 shall be booked to the Company’s capital reserve as a premium.

(10)

Yanyuan Innovation shall pay RMB equivalent to US$2,500,000.00 (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company, so as to fulfil its capital contribution obligations in connection with the Target Equity acquired by it. Among such investment amount, RMB equivalent to US$250,000.00 shall be booked to the Company’s registered capital, and the remaining RMB equivalent to US$2,250,000.00 shall be booked to the Company’s capital reserve as a premium.

(11)

Guochuang Innovation shall pay RMB equivalent to US$7,000,000.00 (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company, so as to fulfil its capital contribution obligations in connection with the Target Equity acquired by it. Among such investment amount, RMB equivalent to US$700,000.00 shall be booked to the Company’s registered capital, and the remaining RMB equivalent to US$6,300,000.00 shall be booked to the Company’s capital reserve as a premium.

(12)

Hanhai Qianyuan shall pay RMB equivalent to US$7,000,000.00 (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company, so as to fulfil its capital contribution obligations in connection with the Target Equity acquired by it. Among such investment amount, RMB equivalent to US$700,000.00 shall be booked to the Company’s registered capital, and the remaining RMB equivalent to US$6,300,000.00 shall be booked to the Company’s capital reserve as a premium.

(13)

Haibang Yigu shall pay RMB equivalent to US$3,000,000.00 (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company, so as to fulfil its capital contribution obligations in connection with the Target Equity acquired by it. Among such investment amount, RMB equivalent to US$300,000.00 shall be booked to the Company’s registered capital, and the remaining RMB equivalent to US$2,700,000.00 shall be booked to the Company’s capital reserve as a premium.

(14)

Jialiang Shan shall pay RMB equivalent to US$3,000,000.00 (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company, so as to fulfil its capital contribution obligations in connection with the Target Equity acquired by it. Among such investment amount, RMB equivalent to US$300,000.00 shall be booked to the Company’s registered capital, and the remaining RMB equivalent to US$2,700,000.00 shall be booked to the Company’s capital reserve as a premium.

(15)

Silu Fund shall pay RMB equivalent to US$3,000,000.00 (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company, so as to fulfil its capital contribution obligations in connection with the Target Equity acquired by it. Among such investment amount, RMB equivalent to US$300,000.00 shall be booked to the Company’s registered capital, and the remaining RMB equivalent to US$2,700,000.00 shall be booked to the Company’s capital reserve as a premium.

(16)

Viva Biotech shall pay RMB equivalent to US$2,000,000.00 (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company, so as to fulfil its capital contribution obligations in connection with the Target Equity acquired by it. Among such investment amount, RMB equivalent to US$200,000.00 shall be booked to the Company’s registered capital, and the remaining RMB equivalent to US$1,800,000.00 shall be booked to the Company’s capital reserve as a premium.

(17)

Huatian Enterprise Management shall pay RMB equivalent to US$2,000,000.00 (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company, so as to fulfil its capital contribution obligations in connection with the Target Equity acquired by it. Among such investment amount, RMB equivalent to US$200,000.00 shall be booked to the Company’s registered capital, and the remaining RMB equivalent to US$1,800,000.00 shall be booked to the Company’s capital reserve as a premium.

I-Mab HK shall transfer the Intangible Assets of Target Pipelines listed in part 2 of Schedule 1 to the Company after the Closing Date within the timelines set forth in this Agreement and in the binding agreement between I-Mab and the Company, and shall pay the Company US$30 million in cash on the Closing Date, so as to fulfil its capital contribution obligation in connection with the equity held by it in the Company after the Equity Transfer. The Parties agree that the total value of the Intangible Assets of all Target Pipelines to be contributed by I-Mab HK to the Company shall be US$105 million. Among the above capital contributions of I-Mab HK, US$13.5 million in cash shall be booked to the Company’s registered capital, and the remaining US$16.5 million in cash and the Intangible Assets of Target Pipelines valued at US$105 million shall be booked to the Company’s capital reserve. For the avoidance of doubt, notwithstanding anything to the contrary in the Transaction Documents, the Equity Transfer contemplated in these transactions (if take effect) shall be deemed as taking effect on the Closing Date before any capital contribution by I-Mab HK to the Company.

The Management Holdco shall pay RMB equivalent to US$3 million (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment) to the Company in accordance with the provisions of Article 4.3(8) of this Agreement, so as to fulfil its capital contribution obligation in connection with the Target Equity acquired by it.

4.3	Post-Closing Covenants

The Company, I-Mab HK, the Management and the Management Holdco hereby represent and covenant to the Investors as follows:

(1)

The Company shall, within one (1) month after the Closing, complete the registration of changes with the Market Regulation Bureau (including the registration of Equity Transfer, shareholders change and shareholding percentage change, as well as filing for the Amended Articles of Association and the Company’s new Board of Directors, collectively referred to as the “Market Regulation Bureau Registration”) for the transactions contemplated hereunder, obtain an updated business licence, and complete the necessary tax registration, MOFCOM foreign invested companies information reporting, change of foreign exchange registration, and other registrations or filings required by Applicable Laws of the PRC.

(2)

The Company and I-Mab HK covenant to complete the transfer of Intangible Assets of the Independently Developed Pipelines from I-Mab HK to the Company as soon as practicable after the Closing Date in accordance with the provisions of this Agreement and relevant agreement of the Independently Developed Pipelines, and shall cause the Group to, prior to such transfer, exert all efforts to maintain such Intangible Assets and avoid transferring any Intangible Assets or Ancillary Assets in connection with the Independently Developed Pipelines to any third party other than the Company or creating any incumbrances on such assets. As of the Closing Date, the Group owns the complete and valid title of the Intellectual Property of the Independently Developed Pipelines that are required to be transferred to the Company pursuant to this Agreement and agreement related to such Independently Developed Pipelines, and, to the knowledge of the Company, I-Mab HK and the Management, no disputes exist in connection with ownership of such Intellectual Property; such Intellectual Property is reasonably expected to adequately meet the Company’s need to operate the Independently Developed Pipelines in a normal way, with no incumbrances existing on such Intellectual Property. To the knowledge of the Company, I-Mab HK and the Management, as of the Closing Date, there exist no Intellectual Property related litigation, opposition, appeal, interference, invalidation or cancellation procedures in connection with Intangible Assets of the Independently Developed Pipelines; and as of the Closing Date, the Group has not received any allegation, complaint, claims, demand or notice on any infringement, improper use or violation in connection with such Intellectual Property. The Company shall validly obtain all approval, permit, license, certificate, consent or other approval documents of the Government Agencies that are necessary for its operation of the Independently Developed Pipelines.

(3)

I-Mab HK shall, as soon as practicable after the Closing, obtain an appraisal report on Intangible Assets of the Target Pipelines issued by a qualified appraiser, and shall guarantee that the total valuation of Intangible Assets of the Target Pipelines in the appraisal report be not lower than US$105 million. If the total valuation of Intangible Assets of the Target Pipelines in the appraisal report is lower than US$105 million, I-Mab HK shall make up for the deficiency in full by making additional cash contribution to the Company.

(4)

With respect to clinical trials of Pipeline TJ301, I-Mab HK and the Company shall use reasonable efforts to obtain renewed approval from the Human Generic Resource Office as soon as practicable within two (2) months of the Closing Date. However, the Parties understand that the time of receiving such renewed approval may be impacted by COVID-19, efficiency of the regulatory authority in its approval process, and other factors out of I-Mab HK and the Company’s control, and that if the renewed approval cannot be obtained within two (2) months of the Closing Date, unless caused by I-Mab HK or the Company’s fault, the aforesaid time limit shall be reasonably extended, the Company shall promptly notify the Investors, and the Company and the Majority Investors shall negotiate in good faith on extension of the aforesaid time limit.

(5)

With respect to the joint patent applications of the Group and ABL Bio under Pipeline TJL1A3, the Group shall transfer the relevant patent application rights to the Company and complete the corresponding Intellectual Property registration within twelve (12) months of the Closing Date; with respect to any intangible assets (if any) that are licensed by the Group to ABL Bio under the TJL1A3 Agreement, the Group shall transfer such intangible assets to the Company and have the Company to license the same to ABL Bio.

(6)

Subject to the Company having met objective conditions for receipt, all ancillary assets related to the Target Pipelines and necessary for implementation and operation of the Target Pipelines, such as registration materials, samples, cell line and cell bank, technical platform, technical documents, etc. of the Target Pipelines (the “Ancillary Assets”), shall be transferred to the Company prior to June 30, 2021, and all team handover, technology handover and technology matching in connection with the Intangible Assets and Ancillary Assets of the Target Pipelines shall be completed prior to June 30, 2021, so as to ensure normal operation of the Target Pipelines in the Company. In the event of failure to transfer any part of the Ancillary Assets prior to June 30, 2021 as a result of any objective reasons (e.g., the Company does not meet conditions for storage), such part of the Ancillary Assets shall be transferred to the Company as soon as practicable, and in any event immediately after elimination of the said objective reasons, which Ancillary Assets shall, prior to IPO of the Company, meet the then applicable regulatory requirements for the Qualified IPO (as defined in the Shareholders Agreement) and requirements of the IPO intermediaries, and shall not create obstacles to the Qualified IPO of the Company.

(7)

After the Closing, the Company shall use commercially reasonable efforts to optimize terms of its existing and future business contracts, with a view to achieve best interests of the Company; and if any such agreements contain any terms (if any) that create material obstacles to the Qualified IPO of the Company, the Company shall proactively communicate with the counter parties to the relevant agreements, and adjust any terms (if any) under such agreements that create or may create material obstacles to the Qualified IPO of the Company in the manner acceptable to the then engaged IPO intermediaries of the Company.

(8)

Each member of the Management shall, through the Management Holdco, subscribe and hold its respective share of the equity in the Company represented by US$3 million of the Company’s registered capital acquired by the Management Holdco hereunder, whose share of such equity shall be the proportion of its capital contribution obligations subscribed in the Management Holdco to the total capital contribution obligations subscribed by all members of Management in the Management Holdco (hereinafter referred to as the “Share of Equity” of such member of the Management). The unit subscription price of the Share of Equity subscribed by each member of the Management shall be US$1 for each unit equity of the Company represented by per US$1 registered capital of the Company. Each member of the Management shall pay RMB equivalent to 25% of the total subscription price of its Share of Equity to the Management Holdco on every one (1) year anniversary of the Closing Date (calculated according to the USD to RMB central parity rate announced by the People’s Bank of China on the day of payment), which payment shall be made in four (4) years; provided, however, if the Company’s listing plan requires the Management Holdco to pay up the registered capital subscribed by it in the Company in advance, all members of the Management shall fully fulfil the capital contribution obligations in connection with their respective Share of Equity in advance. The Management Holdco shall, upon receiving any of the above-mentioned capital contribution from members of the Management, immediately pay such capital contribution to the Company, so as to fulfil its capital contribution obligations to the Company.

(9)

Prior to the Company’s application for Qualified IPO, the Company shall cooperate with the then engaged intermediaries to eliminate the potential independence issues and fulfil the commitment on restructuring of the relevant business, personal, assets, etc. between the Company and the Group (excluding the Company and its Subsidiaries). The Group shall, in accordance with requirements of this Agreement, use commercially reasonable efforts to transfer employment of the personal listed in Schedule 8 to the Company within the scheduled timelines.

(10)

After the Closing, I-Mab HK and the Company shall cause the directors, supervisor, Senior Officers of the Company and the controlling shareholder and actual controller (if any) of I-Mab HK to, prior to the Company’s application for Qualified IPO, cooperate with the then engaged IPO intermediaries in eliminating circumstance that may constitute obstacles to the Qualified IPO such as potential horizontal competition etc.; transactions between the Company and its Affiliated Company(ies), and between the Company and its directors, officers, managers, shareholders or other Affiliates, shall be conducted in compliance with requirements of relevant securities regulatory rules such as reasonableness, necessity, fairness, etc..

(11)

After the Closing, the Company shall construct the project of Hangzhou industrial base in accordance with the applicable laws or requirements of Government Agencies, and shall, based on process of the construction, complete procedures required by the applicable laws such as relevant approval, registration or filing.

(12)

After the Closing, the Company shall, within six (6) months, select the person in charge of clinical and the person in charge of research and development (for the avoidance of doubt, the person in charge of research and development is also responsible for clinical) and sign labor contract, non-compete agreement and intellectual property ownership agreement with such person.

Article 5 Representations and Warranties

5.1

Company Representations and Warranties. The Company and I-Mab HK jointly represent and warrant to the Investors as follows: except for the exceptional circumstances as disclosed by the Company to the Investors in the disclosure schedules attached hereto as Schedule 9 (“Disclosure Schedules”, the specific items set forth in the Disclosure Schedules shall qualify the corresponding representations and warranties hereunder), the Company and I-Mab HK make the following representations and warranties in connection with this Agreement on the Signing Date and the Closing Date of this Agreement (or, for representations and warranties made on a specific date, such representations and warranties are deemed to be made on that specific date), and the Company and I-Mab HK acknowledge and agree that the Investors rely on the authenticity, completeness and accuracy of these representations and warranties to sign this Agreement and consummate the transactions contemplated under this Agreement.

(1)

Due Organization. The Company is a limited liability company established and validly established in accordance with the conditions and legal procedures prescribed by the PRC laws. It has obtained all necessary approvals and permits from Government Agencies for its establishment.

(2)

Constitutional Documents. The constitutional documents of the Company that have been delivered to the Investors are true and complete. On the Signing Date and the Closing Date of this Agreement, the above-mentioned constitutional documents are valid and have not been replaced by other documents (provided that at Closing, such constitutional documents will be superseded by the Amended Articles of Association). All legal and procedural requirements and other procedures related to the above-mentioned constitutional documents have been properly complied with and performed in accordance with the law.

(3)

Authorization and Enforceability. As of the Closing Date, this Agreement and the other Transaction Documents are duly authorized, and with respect to the Agreement and the other Transaction Documents to which the Company and the Warrantor are parties, such agreements, after executed by the relevant parties, shall constitute valid and legally binding agreements on the Company and the Warrantor. The form of this Agreement is lawful, and is enforceable upon the Company and the Warrantor. The Company or the Warrantor’s execution, delivery and perform of this Agreement and other Transaction Documents to which it is a party, and the rights and obligations under such Transaction Documents, will not violate laws and regulations of the PRC nor the articles of association or other constitutional documents of the Company or the Warrantor, will not violate court judgments, rulings, arbitral awards, administrative decisions, orders which are binding on or applicable to the Company or the Warrantor, and will not violate any document, contract or agreement to which the Company or the Warrantor is a party.

(4)	Capital Contribution. As of the Signing Date of this Agreement, the Company’s registered capital is not paid in.

(5)

Equity Ownership. The Warrantor has the title to the equity held by it, and there is no pledge or any other incumbrance on the equity. Upon acquiring the relevant Target Equity and making capital contributions in accordance with this Agreement, the Investor shall obtain complete and valid ownership of such equity. Except as stipulated in this Agreement and other Transaction Documents and as required by applicable laws, there is no pre-emptive rights, convertible securities or other outstanding equity commitments for issuance of additional equity or other similar commitments in the Company’s registered capital. There is no effective control agreement or similar arrangement against the Company and its equity or assets. Except provided in the Shareholders Agreement and the articles of association of the Company, the Company is not subject to any obligation to repurchase, redeem or otherwise purchase any equity. The Company is not subject to any legal or contractual obligation to provide any capital investment to any other person (no matter in the form of loan, capital contribution or otherwise).

(6)

Government Approval. As of the Closing Date, the Company has full power and authority to hold, lease or operate its property (including without limitation Intangible Assets of the Licensed Pipelines) and operate its existing business (including without limitation the Licensed Pipelines), and has all the required approvals, permits, licenses, certificates, consents, or other approval documents from government agencies (“Approval Documents”) for holding, leasing or operating its property (including without limitation Intangible Assets of the Licensed Pipelines) and operating its existing business (including without limitation the Licensed Pipelines), there is no ongoing or potential government agency Approval Documents that may be suspended or revoked, unless the absence of such Approval Documents of the government agency, or the potential revocation or cancellation of such Approval Documents from the government agency will not prevent the Company from fulfilling this Agreement or cause material negative effects. The Company has always complied with the requirements of these Approval Documents, and has not violated these Approval Documents in any material respect. The Company has never received any written or oral notice from any government department informing it that it has violated any provisions under any such Approval Documents.

(7)	Company’s External Investment. The Company does not have any Subsidiaries, branches, or entities that the Company invest in other forms, nor does it have any other investment commitments.

(8)

Financial Statements; Off-Balance Sheet Liabilities. The Company has delivered the unaudited Company’s balance sheet and related income statement and cash flow statement (hereinafter collectively referred to as “Management Statements”) as of the financial statement date (that is, 30 April, 2020). The Management Statements (a) are prepared based on the Company’s books and other financial records, (b) in material respects fairly reflect the Company’s financial status and operating results as of the financial statement date or the corresponding period, and (c) have been prepared in accordance with China’s general accounting principles and following the principle of consistency in line with the Company’s previous practice.

The Company does not have any other material off-balance sheet transactions, debts, arrangements and obligations, including but not limited to relationships with non-consolidated reporting entities.

(9)

Related Party Transactions. There are no material transactions between the Company and the Company and/or Affiliated Companies and their directors, officers, managers, shareholders, or other related parties (hereinafter collectively referred to as “Related Parties”) that contain terms different from those terms entered into with unrelated third parties based on the fair trade. As of the Closing Date, except for the Transaction Documents (including the agreement or documents required or contemplated by the Transaction Documents) and labour-related contracts, there is no contract, agreement or other transaction between the Company and any Related Parties that is still within the validity period or has not been completed, and there are no due or outstanding debts, liabilities nor any other payables and receivables with the Related Parties, except for those that will not cause Material Adverse Changes in the Company’s production and operation.

(10)	No Material Adverse Change. From the financial statement date of the Company to the Closing Date, the Company’s business operations are normal, specifically:

(a)	There is no Material Adverse Change to the Company’s financial situation, assets, liabilities, and net business value, except for changes in the ordinary course of operation;

(b)	There are no strikes, labour disputes, or any new or continuation of events or circumstances that cause or may cause Material Adverse Change to the Company;

(c)

There is no cancellation or waiver of right that may have a material adverse impact on the business operations, nor is there cancellation or waiver of any rights or claims with material value, nor is there cancellation or waiver of any rights or claims against Related Parties;

(d)	No Material Adverse Change to the relationship between the Company and its suppliers, clients or customers has occurred or may occur;

(e)	No Material Adverse Change in the accounting or bookkeeping methods or accounting practices related to or affecting the business of the Company has occurred;

(f)

There is no sale, transfer or lease of any material property or asset (whether tangible or intangible), nor any incumbrance created on such assets, and there is no payment, loan or prepayment obligation related to such material property or asset.

(11)

Tax Matters. All tax statements, reports and forms (“Tax Reports”) that need to be submitted by the Company have been provided to the competent government authorities in a timely manner, and all Tax Reports accurately reflect the Company’s tax burden in all material respects for the period, property, or event recorded. All taxes, including tax in Tax Reports or taxes that any government agency believes shall be paid by the Company, or taxes levied on the Company’s property, assets, capital, turnover, or income have been paid in full (except for taxes fully reserved in the relevant Tax Reports). At present, there is no unfinished or potential inspection, inquiry or audit by a competent department on the Company. The tax that the Company shall withhold in accordance with the law has been withheld and handed over to the competent government agency, or the Company shall keep it properly. The Company does not have any material tax liability or obligation of any nature, unless such tax liability or obligation is (a) fully reflected in the Tax Reports; or (b) occurs during the normal operating activities of the Company since its establishment.

(12)

Property Ownership/No Incumbrance. Article 1.12 of the Disclosure Schedules lists all real estate currently used by the Company. Except for the leased real estate, the Company has the complete and marketable rights of all other real estate (if any) listed in Article 1.12 of the Disclosure Schedules, and there is no liens or other incumbrances over these rights. With respective to the leased real estate, all leases of the Company are fully effective; all the rent and additional payments due have been paid; since the beginning of the original lease period, the Company has occupied properly, and there has not been any material violation of the provisions of the lease contract, nor has there been any material breach of contract or any event, situation or behaviour that may lead to violation of the lease contract. The Company’s leased real estate is in good maintenance condition, and is sufficient to meet the current purpose of use (except for normal wear and tear).

The Company legally owns the material tangible movable property (or have legal right to use such tangible movable property) required to engage in the main business and is able to operate its tangible movable property independently. To the knowledge of the Company and the Warrantor, there is no contracts, agreements, commitments, documents or laws and regulations, government regulations, government requirements, measures, litigation or other legal procedures that may affect the Company’s legal and complete ownership or use of its tangible movable property in material respects. To the knowledge of the Company and the Warrantor, the Company’s use of the tangible movable property for business operation is in compliance with PRC laws and will not infringe the rights and interests of any third parties.

(13)

Employees. The Company does not violate the applicable PRC labour laws in any material respects (including but not limited to labour contracts, wages, working hours, social insurance and housing provident fund payment, etc.) nor is there any material liabilities, contingent liabilities or unpaid fees due to the requirements of applicable PRC labour laws. The Company has paid withholding tax on behalf of the employees to the relevant Government Agency, or has withheld and reserved on behalf of its employee payable amount that is not yet due for these Government Agencies. The Company does not have any material amounts of unpaid wages, taxes, penalties or any material payments due to violation of the above mentioned obligations. The Company does not have any unpaid economic compensation that should be paid for the termination of labour relations or other material payment obligation for similar compensation or compensation costs related to the employment relationship.

Except for social insurance and housing provident funds as required by the PRC laws, the Company has not participated and is not subject to any other pension, retirement, profit sharing, deferred compensation or other employee benefit plan, arrangement, agreement or understanding, nor is there any other pension, retirement, profit sharing, deferred compensation, or other employee benefit plan, arrangement, agreement, or understanding that any employee or former employee (or its beneficiaries, if any) has the right to participate in or enjoy. The Company has been paying social insurance and housing provident funds for all employees in accordance with the law.

There are no pending labour controversy or disputes between the Company and its existing or former employees, and to the knowledge of the Company and the Warrantor, there are no potential labour controversy or disputes, except those that will not cause Material Adverse Change to the Company’s business and financial conditions.

The Company currently has no intention to terminate the labour relationship with any Key Employees. To the knowledge of the Company and the Warrantor, the Key Employees of the Company are not subject to any other contract (including licenses, commitments or other obligations) or decree, judgment, order of government agencies or courts other than the contracts entered into with the Company, which materially impact the employee’s ability to serve the Company’s interests, or will be in conflict with the Company’s business. The Company has not entered into any collective contract or similar contract or arrangement with employees.

(14)

Material Contracts. Any Material Contract was executed under normal commercial conditions. Any Material Contract is a contract that is valid and binding in accordance with its terms (except for those that cannot be enforced due to bankruptcy, liquidation, reorganisation or other similar laws that affect the general rights of creditors); there is no violation or breach of any Material Contracts in material respects by the Company, nor is there any matter that will constitute a material breach of contract by the Company; the Group has not violated any agreement or arrangement in connection with the Target Pipelines; the Company has not received any notice on termination or cancellation of any Material Contract or in connection with breach under any Material Contract; and to the knowledge of the Company and the Warrantor, there is no violation or breach of any Material Contracts in material respects by the counter party(ies) thereof, nor is there any matter that will constitute a material breach of contract by the counter party(ies); in addition, the consummation of the transaction contemplated in this Agreement will not (and will not give anyone the right to) terminate or modify the Company’s rights under any Material Contracts, or accelerate the performance or increase the Company’s obligations under any Material Contracts, or create any liens or other incumbrances therefrom.

“Material Contracts” refer to any material contracts to which the Company is a party, or involving any property or assets of the Company, including: (a) contract under which any party has obligation to pay RMB1,000,000 or more; (b) real estate lease contract; (c) exclusive cooperation/license contract, or contract involving non-compete or other clauses that restrict or interfere with the Company’s capacity of operation in any manner or in any jurisdiction; (d) contract stipulating line of credit; (e) contract stipulating securities provided by the Company; (f) contract granting power of attorney or similar authorization to any person; (g) contract involving right of first refusal; (h) contract involving any transaction between the Company and its Related Party(ies); (i) collective contract or contract providing severance (except statutory severance) to any officers, directors or employees, (j) contract that materially affects operation of the Company, or contract that is material to the Company’s operation; (k) contract stipulating that the Company shall make payment or provide benefits to third party(ies) as a result of consummation of the transactions contemplated under this Agreement; (l) material license agreement (including agreement under which the Company licenses Intellectual Property to other person(s), and agreement under which the other person(s) license Intellectual Property to the Company) or transfer agreement in connection with Intellectual Property; (m) contract that is not entered into in normal commercial terms; (n) contract to transfer, sell or dispose of material assets of the Company; (o) contract involving equity sale, equity acquisition, investment, financing, joint venture, merger and acquisition, restructure, profit sharing or change in control; (p) contract that creates incumbrances on the equity or material property of the Company; (q) strategic cooperation agreement entered into with any partner that is material to the operation and development of the Company; and (r) any memorandum of understanding, letter of intent, contract or agreement entered into with government departments (including enterprises solely owned or controlled by the State).

(15)	Intellectual Property.

(a)

As of the Closing Date, the Company and I-Mab HK have obtained all proper Intellectual Property or relevant license in connection with business operation and the Licensed Pipelines, and have the complete and valid rights to own all Intellectual Property or relevant licensed rights necessary to own and operate the Licensed Pipelines, and to the knowledge of the Company, I-Mab HK and the Management, there are no disputes on such rights.

(b)

As of the Closing Date, all Intellectual Property in connection with the business operation of the Company and the Licensed Pipelines are legally and beneficially owned by the Company or legally used with the permission of the owner(s) (as the case may be), and there are no incumbrances over such Intellectual Property. The Company’s Intellectual Property is sufficient to enable it to operate its business in its current state.

(c)

Article 1.15 of the Disclosure Schedules sets forth a complete and accurate list of Intellectual Property registered under the Company’s name and Intellectual Property licensed to the Company under Intellectual Property licensing. To the knowledge of the Company, I-Mab HK and the Management as of the Signing Date and the Closing Date, there are no notices, statements, claims, opposition, cancellation or litigation by third parties that allege the Intellectual Property used by the Company as invalid.

(d)

All licenses of Intellectual Property used by the Company are fully effective. The Company has not, as of the Signing Date and the Closing Date, breached any of the material terms of the licences, and the counter party(ies) to the licences have not stated in writing that it will breach the contract.

(e)

To the knowledge of the Company and the Warrantor as of the Signing Date and the Closing Date, the Company has not interfered with, infringed, improperly used or violated the Intellectual Property of third parties due to the use of Intellectual Property or licensed Intellectual Property, nor has it received any allegations, complaints, claims, demands or notices claiming any such interference, infringement, improper use or violation. In addition, to the knowledge of the Company and the Warrantor, no third party has interfered with the Company’s Intellectual Property, or infringed, improperly used or violated the same.

(16)

Litigation. There are no pending or threatened litigation, arbitration or other legal proceedings against the Company or its property or rights by any court or arbitral tribunal, and there are no pending or threatened administrative or other proceedings by any Government Agency (including investigations by such Government Agency), which may cause Material Adverse Changes to the Company’s right or ability to continue its current business, or to the Company’s financial or other conditions, property or assets; there is no valid basis for initiating such litigation, arbitration, legal proceedings, administrative and other procedures or investigations. The Company is not bound by any judgment, order or ruling made in any litigation, arbitration or other legal proceedings that may cause material adverse changes to its operations. The Company has not received any notice of material disputes or claims under any contract.

(17)

Compliance. The Company has not (a) materially violated the law, (b) materially violated approval of any relevant Government Agency, (c) violated the provisions of its articles of association, or (d) failed to perform or comply with any material obligations, agreements, covenants or conditions in any contract on which it is a party or which binds it or any of its property. The Company has not received any notification of such breach of contract, violation or omission, whether have occurred or may occur.

(18)

Books and Records. The Company’s books and records are true and accurate in all material respects, without any material inaccuracies or inconsistencies, and are prepared and maintained in accordance with applicable laws and good business practices, so as to enable the Company to prepare its financial statements in accordance with the generally accepted accounting principles of the PRC. The Company’s meeting minutes book accurately reflects in all material aspects all the important actions and legal procedures that have been taken by the Company’s shareholders and the Board of Directors as of the record date.

(19)

External Shareholdings by Senior Officers. Except as expressly stated in Article 1.19 of the Disclosure Schedules, to the knowledge of the Company and the Warrantor, no Senior Officers or Key Employees of the Company directly or indirectly own, manage, control, or invest in any business that competes with the business of the Company (“Competing Business”), act as a director, management, advisor or employee of any company or entity engaged in such business, or hold any equity or share in any company or entity engaged in such business (except holding not more than 5% of all outstanding shares of a listed company).

(20)

Disclosure. All documents, materials and information provided by the Company in the course of due diligence by the Investors are true, accurate, complete and valid, and are not misleading. Documents, statements and information related to the Company that would be reasonably expected to materially affect the Investors’ intention to consummate the transaction contemplated hereunder have been disclosed to the Investors without material omissions.

5.2	Investors Representations and Warranties. Each Investor separately but not jointly represents and warrants to Other Parties as follows:

(1)	Due Organization. Such Investor is a [limited partnership or limited liability company] established and validly existing under the PRC laws.

(2)

Authorization and Enforceability. This Agreement is duly authorized, and after executed by the Parties, shall constitute a valid and legally binding agreement on the Investor. The form of this Agreement is lawful, and is enforceable upon the Investor in the PRC.

Article 6 Transitional Period Covenants

6.1	Business Operation

(1)

The Company covenants that from the Signing Date of this Agreement to the Closing Date, except for implementing the transactions contemplated hereunder, the Company and the Management shall take, and I-Mab HK shall procure the Company and the Management to take the following actions:

(a)	In the normal course of business, conduct business in a manner that is in compliance with Applicable Laws and is consistent with past practices and prudent business practices;

(b)	Ensure the integrity of the existing business organisation;

(c)	Maintain all operating assets and equipment (including any owned or licensed Intellectual Property) in normal operation and good maintenance;

(d)	Renew and update registered Intellectual Property rights in the normal course of business;

(e)	Promptly notify the Investors of any material violation of the Company and the Warrantor’s representations and warranties, or any material violation of other terms of this Agreement.

(2)

The Company, the Warrantor and the Management covenant that from the Signing Date of this Agreement to the Closing Date, except for implementing the transactions contemplated hereunder, none of the Company or its shareholders or the Management shall take any of the following actions without the Investors’ prior written consent:

(a)	Terminate the operation of the Company’s existing business or substantially change any part of its business behaviour;

(b)	Sell or dispose of all or most of the Company’s intangible assets or assets;

(c)	Distribute any profits among shareholders through payment of dividends, capitalization of capital reserve or otherwise;

(d)	Create or amend terms and conditions of any employee equity incentive plan without the written consent of the Investors;

(e)	Amend the Company’s previously adopted financial rules or change the Company’s fiscal year;

(f)

Increase or reduce registered capital, change of equity (except for matters for purposes of the transactions contemplated hereunder), or attract any investment or obtain any investment commitments other than those contemplated hereunder;

(g)	Change the company form;

(h)	Sell, transfer, licence, mortgage, create any incumbrance or otherwise dispose of any trademarks, patents, copyrights or other Intellectual Property owned by the Company;

(i)	Adopt any resolution to terminate the Company or conduct any merger, division, bankruptcy, reorganization, liquidation, dissolution or designation of receiver or similar events of the Company;

(j)	Except for purpose of performing this Agreement, amend or restate the Company’s articles of association;

(k)	Except for purpose of performing this Agreement, approve any transfer of equity of the Company; or

(l)	Enter into commercial cooperation with any third party on the Pipelines to be injected into the Company, including but not limited to joint development, external licensing and other cooperation.

6.2

Exclusivity. The Company, the Warrantor and the Management covenant that from the Signing Date of this Agreement to the earlier to occur of: (1) the Closing Date; (2) the date of termination of this Agreement, without the Investors’ prior written consent or unless otherwise agreed in this Agreement, the Company, the Warrantor and the Management may not, and shall procure their Affiliates and their respective directors, supervisors, officers, employees, representatives or agents not to:

(1)

Initiate, induce or instigate sale or other disposal of equity in the Company, or any inquiry, quotation or offer related to acquisition or merger of the Company (each referred to as an “Alternative Transaction”);

(2)	Participate in any discussions or negotiations on any Alternative Transactions, or provide or disclose any information about the Company or the business for any Alternative Transactions; or

(3)	Enter into any binding or non-binding written or oral agreement, arrangement or understanding for any Alternative Transactions.

6.3

Notification of Specific Matters. Each Party to this Agreement covenants that from the Signing Date to the Closing Date of this Agreement, it shall notify the Other Parties and provide the corresponding supporting documents immediately after knowledge of the following matters:

(1)	Any facts or circumstances that constitute a material violation of its representations and warranties made in this Agreement; or

(2)

Become aware of the occurrence of certain facts or circumstances after the Signing Date of this Agreement, and the occurrence of these facts or circumstances will or may cause material violation of such representations and warranties made by the Party.

Article 7 Other Agreements and Covenants

7.1

Equity Incentive Plan. The Parties agree that, within five (5) months after the Closing, the Company will implement its employee equity incentive plan (the “ESOP”) based on all ESOP Target Equity held by the ESOP Holdco. For such ESOPs: (a) the unit exercise price for equity represented by per US$1 of registered capital is the RMB equivalent of US$1, (b) subject to the grantees of incentives continuing to work in the Company and passing the relevant annual performance assessment tests, 50% of the relevant award granted under the ESOP will be vested on the two (2) years’ anniversary of the grant date (i.e. the date when the Company and the grantee of incentives signed the equity incentive award document), and 100% of the relevant award will be vested on the three (3) years’ anniversary of the grant date; however, upon occurrence of a Deemed Liquidation Event (as defined in the Shareholders Agreement), all unvested award then held by the grantees of equity incentive will be fully vested. Adoption and amendment of the ESOP and its specific implementation plan shall be subject to approval by a majority of members of the Company’s Board of Directors (including consent of both Director Investors). The Parties hereby acknowledge and agree that any equity of the Company held by the ESOP Holdco may only be used for issuance of equity incentives under the ESOP in accordance with the decision of the Board of Directors, and except for the purpose of implementing the ESOP and upon resolution of the Board of Directors, the ESOP Holdco shall not directly or indirectly transfer, pledge, create incumbrance or otherwise dispose of any equity of the Company by it.

7.2

Protection of Intellectual Property. After the Closing, the Company shall exert all commercially reasonable efforts to obtain lawful ownership or right of use of Intellectual Property (including but not limited to patents, trademarks, copyrights, know-how, domain names and trade secrets, etc.) required for the Company’s business and operation activities, and exert all efforts to protect the Company’s Intellectual Property from infringement by any third party.

7.3

Operation in Compliance with Laws. After the Closing, the Company shall comply with relevant Applicable Laws in all material aspects, continuously improve corporate governance of the Company in various aspects (including without limitation clinical trials, human generic resources, environmental protection, health and security, finance, labour, Intellectual Property, social insurance, housing provident fund, taxes and business) and maintain the validity of the licenses required to operate its business. If, after the Closing Date, in accordance with the relevant Applicable Laws or the requirements of Government Agencies, there is a need to obtain relevant concessions, licenses, permits, approvals, waivers, consents, authorisations, registrations or filings (“Government Licenses”) for any matter or action involved in the Company’s business or its business operations, the Company shall take all necessary measures and actions to obtain such Government Licenses in a timely manner. The Company shall maintain insurance for its business and Target Pipelines in compliance with the laws.

7.4

Tax Payment. Each Party shall be responsible for the taxes in connection with the transactions contemplated hereunder on which it is levied or which it is responsible to pay. For the avoidance of any doubt, the Parties further acknowledge that notwithstanding the foregoing, if the Investors are imposed on extra taxes in connection with these transactions (i.e. taxes in connection with these transactions except stamp tax) as a result of the Equity Transfer of these transactions, I-Mab HK shall indemnify the Investors against such extra taxes. The Company will conduct business operation in compliance with the laws and regulations, and shall not engage in any activities or behaviours that involve violations of laws and regulations, including but not limited to any violations of laws and regulations related to taxation and tax collection.

Article 8 Liability for Breach of Contract; Indemnification.

8.1

Breach of Contract. If any Party fails to duly or fully fulfil its obligations, covenants or other agreements under this Agreement or other Transaction Documents, or the representations and warranties made by the Party under this Agreement and other Transaction Documents are untrue, inaccurate or incomplete, then such Party shall be regarded as having breached the contract.

8.2

Liability for Breach of Contract; Indemnification. When the breach of contract described in Article 8.1 above occurs, the breaching Party shall indemnify the non-breaching Parties for any direct losses suffered by the non-breaching Parties as a result of the breach by the breaching Party (“Loss”). The breaching Party’s indemnification against the non-breaching Parties’ Loss or its taking of liability for breach shall not affect the non-breaching Parties’ right to require the breaching Party to continue to perform the Agreement or their rights to terminate this Agreement. For the avoidance of any doubt, in the event the Company fails to close a Qualified IPO within four (4) years after the Closing Date of these transactions as a result of any Party’s rejection to perform its obligations, covenants or other agreement under this Agreement or under other Transaction Documents to resolve issues of horizontal competition and/or related party transactions to the extent such issues create obstacles to the Qualified IPO, then if the Investors are non-breaching Parties, notwithstanding provisions of Article 3.5 of the Shareholders Agreement, the repurchase price which the Investors are entitled to will be the higher of the repurchase price set forth in Article 3.5 of the Shareholders Agreement, and the value of relevant equity based on appraisal by an appraiser to be jointly designated by the Parties at that time; or if the shareholders other than the Investors are non-breaching Parties, the breaching Party shall indemnify the non-breaching Parties against Losses incurred by them.

Article 9 Effectiveness, Amendment and Termination of this Agreement

9.1

Effectiveness. This Agreement shall take effect on the date when it is executed by the Parties or their authorised representatives (Chinese legal persons and unincorporated organizations must also affix their official seals).

9.2

Amendment. Any amendment or alteration to this Agreement shall be negotiated by all Parties, and shall be effective only after a written contract on such amendments or alteration have been signed by the Parties

9.3	Termination. This Agreement may be terminated prior to the Closing Date under any of the following circumstances:

(1)	With the unanimous written consent of all Parties;

(2)	Terminated pursuant to Article 3.2;

(3)

Any Party breaches this Agreement as described under Article 8 hereof, and does not cure the breach within thirty days (30), or the breach have occurred for twice or more cumulatively, then the non-breaching Parties shall have the right to unilaterally terminate this Agreement;

(4)	If force majeure occurs and as a result the fundamental purpose of this Agreement cannot be achieved, any Party may terminate this Agreement.

9.4

Effect of Termination. When this Agreement is terminated in accordance with Article 9.3, except Article 1 (Definitions), Article 8 (Liability for Breach of Contract; Indemnification), Article 10 (Miscellaneous) and this Article 9.4, this Agreement shall be invalid and shall no longer be binding or effective on the Parties who terminate the Agreement, and such Parties will be no longer required to bear the responsibilities and obligations under this Agreement; provided, however, despite termination of this Agreement, a Party shall still be liable for any losses incurred by the Other Parties as a result of its breach of this Agreement before the termination. For the avoidance of any doubt, in case of termination due to circumstances under Article 9.3(2) or Article 9.3(3) hereof, such termination of the Agreement shall take effect only between the Investor(s) to who such termination is related and the Company, and effectiveness of the Agreement between the other Investor(s) and the Company shall not be impacted; in such case, this Agreement shall be correspondingly adjusted so as to remove the Investors to whom the termination is related.

Article 10 Miscellaneous

10.1

Fees. The Investors shall respectively bear their own transaction costs that are incurred by the Investor due to transactions contemplated under this Agreement, including but not limited to, professional services fees incurred by the Investors and their consultant (including but not limited to accountants, lawyers, etc.) to carry out due diligence, draft Transaction Documents, or participate in negotiations; provided, however, the Company agrees that, (a) if the Closing is completed successfully, or (b) if the Closing fails to occur due to reasons attributable to the Company, then the Company will bear the Investors’ transaction costs up to an aggregate amount of RMB Six Hundred Thousand (600,000) Yuan. For the avoidance of doubt, if multiple Investors conduct due diligence at the same time, the relevant costs that may be borne by the Company shall only be calculated once, and the amount of the transaction costs of all Investors that may be borne by the Company shall not exceed RMB [Six Hundred Thousand (600,000)] Yuan in the aggregate. Subject to the Company’s receipt of a legal invoice for the relevant fees provided by a third party service organisation designated by the Investors, the Company will pay such fees to the third party service organisation designated by the Investors.

10.2	Notice.

(1)

All notices, claims, requests, consents, waivers and other communications required or permitted under this Agreement shall be in writing (including telegram, fax or similar written form) and shall be sent, delivered or mailed, e-mailed or faxed to the following addresses:

Company:	I-Mab Biopharma (Hangzhou) Co., Ltd.
	Attention: Phone: E-mail: Address:	[REDACTED] [REDACTED] [REDACTED] [REDACTED]

I-Mab HK:	I-MAB BIOPHARMA HONGKONG LIMITED

	Attention:	[REDACTED]

	Phone:	[REDACTED]

	E-mail:	[REDACTED]

	Address:	[REDACTED]

Investors:	Hangzhou Fushi Investment Management Partnership (Limited Partnership)

	Attention:	[REDACTED]

	Phone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

	Address:	[REDACTED]

Shenzhen Tsingsong Shengrui Investment Partnership (Limited Partnership)

	Attention:	[REDACTED]

	Phone:	[REDACTED]

	E-mail:	[REDACTED]

	Address:	[REDACTED]

Nanjing Tsingsong Healthcare Investment Partnership (Limited Partnership)

	Attention:	[REDACTED]

	Phone:	[REDACTED]

	E-mail:	[REDACTED]

	Address:	[REDACTED]

Hangzhou Heda Biotech Investment Partnership (Limited Partnership)

Attention:	[REDACTED]

Phone:	[REDACTED]

E-mail:	[REDACTED]

Address:	[REDACTED]

Xiamen Ronghui Derong Equity Investment Partnership (Limited Partnership)

Attention:	[REDACTED]

Phone:	[REDACTED]

Fax:	[REDACTED]

E-mail:	[REDACTED]

Address:	[REDACTED]

Ningbo Yanyuan Yaoshang Chanrong Equity Investment Partnership (Limited Partnership)

Attention:	[REDACTED]

Phone:	[REDACTED]

E-mail:	[REDACTED]

Address:	[REDACTED]

Ningbo Yanchuang Yaoshang Yangming Investment Partnership (Limited Partnership)

Attention:	[REDACTED]

Phone:	[REDACTED]

E-mail:	[REDACTED]

Address:	[REDACTED]

Jiangsu Yanyuan Dongfang Investment Partnership (Limited Partnership)

Attention:	[REDACTED]

Phone:	[REDACTED]

E-mail:	[REDACTED]

Address:	[REDACTED]

Ningbo Rongshun Yanyuan Investment Partnership (Limited Partnership)

Attention:	[REDACTED]

Phone:	[REDACTED]

E-mail:	[REDACTED]

Address:	[REDACTED]

Zhuzhou Guochuang Junyao Investment Partnership (Limited Partnership)

Attention:	[REDACTED]

Phone:	[REDACTED]

E-mail:	[REDACTED]

Address:	[REDACTED]

Ningbo Hanhai Qianyuan Equity Investment Partnership (Limited Partnership)

Attention:	[REDACTED]

Phone:	[REDACTED]

E-mail:	[REDACTED]

Address:	[REDACTED]

Hangzhou Haibang Yigu Investment Partnership (Limited Partnership)/Jialiang Shan

Attention:	[REDACTED]

Phone:	[REDACTED]

E-mail:	[REDACTED]

Address:	[REDACTED]

Zhejiang Silu Industry Investment Fund Partnership (Limited Partnership)

	Attention:	[REDACTED]

	Phone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

	Address:	[REDACTED]

Viva Biotech (Shanghai) Ltd.

	Attention:	[REDACTED]

	Phone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

	Address:	[REDACTED]

Tianjin Huatian Enterprise Management Consultation Limited Partner (Limited Partner)

	Attention:	[REDACTED]

	Phone:	[REDACTED]

	E-mail:	[REDACTED]

	Address:	[REDACTED]

Management / Management Holdco:

	Attention:	[REDACTED]

	Phone:	[REDACTED]

	E-mail:	[REDACTED]

	Address:	[REDACTED]

ESOP Holdco:

	Attention:	[REDACTED]

	Phone:	[REDACTED]

	E-mail:	[REDACTED]

	Address:	[REDACTED]

(2)

Each notice, request or other communication delivered or served in accordance with the provisions of Article 10.2(1) shall be deemed as delivered or served as follows: (a) if sent by a courier company or personally delivered, it shall be deemed as delivered when the relevant notice, request or communication is sent to the above-mentioned address; (b) if sent by fax, then the relevant notice, request or communication shall be deemed as delivered when it is transmitted to the above fax number and the report of successful fax transmission is obtained; (c) if sent by e-mail, it shall be deemed as delivered twenty-four hours after the date on which the e-mail containing the relevant notice, request or communication as recorded by the sender’s computer is sent, provide, however, if the sender does not receive the recipient’s confirmation of receipt of the above e-mail within twenty-four hours (except for automatic email confirmation of receipt), the above notice, request or other communication shall be sent by courier or fax by the end of the same day.

10.3	Governing law. This Agreement shall be governed by and be construed in accordance with the PRC laws.

10.4

Dispute Resolution. In the event of is a dispute over the interpretation or performance of this Agreement, the Parties shall firstly attempt to resolve the dispute through friendly consultation. If the dispute cannot be resolved through consultation within thirty (30) days after one Party delivers written notice to the Other Parties requesting the commencement of consultation, then any Party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration, and the arbitration shall be conducted in Hangzhou according to the said commission’s arbitration rules then in force. The arbitration award shall be final and binding on all Parties and cannot be appealed. The arbitration costs shall be borne by the losing party unless the arbitration award provides otherwise. When any dispute occurs and when any dispute is under arbitration, except the matter under disputes, the Parties shall continue to exercise their other rights and perform their other obligations under this Agreement.

10.5

Confidentiality. Each of the Parties shall not, and shall cause its respective Affiliates, shareholders, directors, officers, employees, representatives or agents not to, directly or indirectly disclose the existence of this Agreement or any information related to the transactions contemplated hereunder (including any information obtained by the Party during the course of the negotiation and execution of this Agreement), unless (a) it has obtained the prior written consent of the non-disclosing Parties, or (b) such information is required to be disclosed by the applicable laws and is only disclosed to the extent necessary to comply with the applicable laws or any regulations or policies of any stock exchange, provided, however that the disclosing Party shall, within a reasonable time before the disclosure or submission of the relevant information, seek opinions of the Other Parties on such disclosure and submission, and that if required by the Other Parties, the disclosing Party shall seek for confidential treatment of the disclosed or submitted information to the extent possible. Before the Closing, without the written consent of the Investors, the Company shall not disclose the investment that the Investors intend to make to the Company according to this Agreement to the public through press conferences, industry or professional media, marketing materials or other means; however, each Investor has the right to disclose to the investors of its fund or its consultant in a non-public manner about the investment that such Investor intends to make in the Company under this Agreement, provided that the recipients shall have agreed to maintain the confidentiality of the relevant confidential information. Notwithstanding the foregoing, I-Mab 天境生物, I-Mab HK’s parent company, being a company listed in the United States, shall have the right to disclose the Company’s financing information in accordance with the requirements of U.S. securities laws without the need for separately obtaining the Parties’ consent. After the Closing, each of the Company, I-Mab HK and the Investors shall have the right to disclose the existence of the Investors’ investment in the Company to third parties or the public; provided, however, the Investors shall seek the opinions of I-Mab HK when disclosing information related to the Company’s investment matters, with a view to comply with the information disclosure requirements under the U.S. securities laws.

10.6

Severability. The obligations under this Agreement shall be regarded as separate obligations and be independently enforceable. When one or more obligations of this Agreement are unenforceable, the enforceability of other obligations shall not be affected. If this Agreement is not enforceable against any Party, the enforceability of this Agreement among the Other Parties shall not be affected. If one or more of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any respect according to any applicable law, or a government agency requests amendment of one or more provisions of this Agreement, the validity, legality and enforceability of the remaining provisions shall not be affected or damaged in any way. The Parties shall endeavour to replace these invalid, illegal or unenforceable provisions with valid provisions through sincere consultations, and the economic effects of such valid provisions shall be as similar as possible to those of the invalid, illegal or unenforceable provisions.

10.7

Entire Agreement. This Agreement (including the other Transaction Documents and any other documents referred to or contemplated hereunder or thereunder) constitutes the entire agreement among the Parties with regard to the subjects hereof, and supersedes any other agreements or intentions previously reached by the Parties on the same subjects.

10.8

Assignment. Prior to completion of its capital contribution obligations, an Investor may assign its rights and obligations under this Agreement to its Affiliates, and such assignment does not require prior consent of Other Parties or the Company. After completion of its capital contribution obligations, an Investor has the right to assign its rights and obligations under this Agreement to any third party along with the sale or transfer (if any) of its equity in the Company to such third party; provided, however, such equity transfer shall be subject to the other Investors’ right of first refusal under the Shareholders Agreement. Notwithstanding anything to the contrary herein, after completion of its capital contribution obligation, any Investor may transfer its then effective rights and obligations under the Agreement to its Affiliates along with the sale or transfer (if any) of its equity in the Company, which transfer or assignment shall not be subject to any other shareholders’ consent, right of first offer, right of first refusal, co-sale rights or similar rights. Except the foregoing, without the prior written consent of each other Party, no Party shall assign its rights or obligations under this Agreement; any assignment without the Other Parties’ consent shall be invalid.

10.9

Counterparts. This Agreement is written in Chinese. This Agreement shall be signed in thirty (30) original copies. Each Party shall hold one (1) original copy, and the remaining original copies shall be held by the company. Each copy of this Agreement shall be equally effective.

10.10

Priority. If, in order to request any government agency to carry out any specific act, separate agreements in connection with the transactions contemplated hereunder (including but not limited to, equity transfer agreement, the Company’s articles of association or amendments to the articles of association, as may be amended from time to time, etc.) have to be signed in accordance with the standard templates or requirements of the government agency, this Agreement shall control over any such agreements, and such agreements shall only be used to request the government agency to implement the specific act, and shall not be used to establish or as an evidence of any rights or obligations of the relevant parties on matters that may be stipulated in such agreements.

(No text below)

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Company:

I-Mab Biopharma (Hangzhou) Co., Ltd.
(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

I-Mab HK:

I-MAB BIOPHARMA HONGKONG LIMITED

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Investors:

Hangzhou Fushi Investment Management Partnership (Limited Partnership)

(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Investors:

Shenzhen Tsingsong Shengrui Investment Partnership (Limited Partnership)

(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Investors:

Nanjing Tsingsong Healthcare Investment Partnership (Limited Partnership)

(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Investors:

Hangzhou Heda Biotech Investment Partnership (Limited Partnership)

(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Investors:

Xiamen Ronghui Derong Equity Investment Partnership (Limited Partnership)

(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Investors:

Ningbo Yanyuan Yaoshang Chanrong Equity Investment Partnership (Limited Partnership)

(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Investors:

Ningbo Yanchuang Yaoshang Yangming Investment Partnership (Limited Partnership)

(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Investors:

Jiangsu Yanyuan Dongfang Investment Partnership (Limited Partnership)

(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Investors:

Ningbo Rongshun Yanyuan Investment Partnership (Limited Partnership)

(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Investors:

Ningbo Yanyuan Innovation Investment Partnership (Limited Partnership)

(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Investors:

Zhuzhou Guochuang Junyao Investment Partnership (Limited Partnership)

(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Investors:

Hangzhou Haibang Yigu Investment Partnership (Limited Partnership)

(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Investors:

Jialiang Shan

(Seal)

/s/ Jialiang Shan

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Investors:

Zhejiang Silu Industry Investment Fund Partnership (Limited Partnership)

(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Investors:

Viva Biotech (Shanghai) Ltd.

(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Investors:

Tianjin Huatian Enterprise Management Consultation Limited Partner (Limited Partner)

(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Management:

Lili Qian

/s/ Lili Qian

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Management:

Zhengsong Zhang

/s/ Zhengsong Zhang

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Management:

Yunfei Zhang

/s/ Yunfei Zhang

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Management:

Lihong Lou

/s/ Lihong Lou

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Management:

Kai Zhou

/s/ Kai Zhou

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Management:

Fang Yin

/s/ Fang Yin

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Hangzhou Yijing Biotech Partnership (Limited Partnership)

(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement on the date first above written.

Hangzhou Lanjing Biotech Partnership (Limited Partnership)

(Seal)

/s/ Authorized Signatory
Name: Authorized Signatory
Position:

Signature Page to Equity Transfer and Investment Agreement

Schedule 1:

List of Target Assets

1. Target Assets to be transferred to the Company on or before Closing Date:

Asset Name	Rights of Indications to Be Transferred to Company	Source	Territory of License	Classification for Drug Registration
TJ301	All indications licensed under TJ301 Agreement (i.e. “any indication for medicinal use in humans”)	Licensed from Ferring Pharmaceuticals	Greater China and the Republic of Korea	Therapeutic biological products - Class 1 - innovative biological products

TJL1A3	All indications under TJL1A3 Agreement (i.e. “all uses and indications”)	Co-development with ABL BIO	Greater China	Therapeutic biological products - Class 1 – innovative biological products

TJ102	All indications licensed under TJ102 Agreement (i.e. “treatment of any disease”)	Licensed from GENEXINE, INC.	Greater China, except Macau S.A.R.	Therapeutic biological products - Class 1 – innovative biological products

Schedule 1

2. Target Assets to be transferred to the Company after Closing Date:

Pipeline Name	Rights of Indications to Be Transferred to Company	Source	Territory of Rights	Classification for Drug Registration
TJM2	All indications except COVID-19/CRS	Developed by I-Mab Group	Global	Therapeutic biological products - Class 1 – innovative biological products

TJA3	All indications	Developed by I-Mab Group	Global	Therapeutic biological products - Class 1 – innovative biological products

TJT6	All indications	Developed by I-Mab Group	Global	Therapeutic biological products - Class 1 – innovative biological products

Schedule 1

Schedule 2:

Shareholding Structures of the Company

Before Completion of the Transactions

Name of Shareholder	Amount of Registered Capital Subscribed (unit: USD)	Shareholding Percentage
I-MAB BIOPHARMA HONG KONG LIMITED	30,000,000	100%
Total	30,000,000	100%

After Completion of the Transactions

Name of Shareholders	Amount of Registered Capital Subscribed (unit: USD)	Shareholding Percentage
I-MAB BIOPHARMA HONGKONG LIMITED	13,500,000	45%
Hangzhou Fushi Investment Management Partnership (Limited Partnership)	2,500,000	8.33%
Shenzhen Tsingsong Shengrui Investment Partnership (Limited Partnership)	1,655,000	5.52%
Nanjing Tsingsong Healthcare Investment Partnership (Limited Partnership)	845,000	2.82%
Hangzhou Heda Biotech Investment Partnership (Limited Partnership)	2,000,000	6.67%
Xiamen Ronghui Derong Equity Investment Partnership (Limited Partnership)	1,000,000	3.33%
Ningbo Yanyuan Yaoshang Chanrong Equity Investment Partnership (Limited Partnership)	200,000	0.67%
Ningbo Yanchuang Yaoshang Yangming Investment Partnership (Limited Partnership)	320,000	1.07%
Jiangsu Yanyuan Dongfang Investment Partnership (Limited Partnership)	280,000	0.93%
Ningbo Rongshun Yanyuan Investment Partnership (Limited Partnership)	250,000	0.83%
Ningbo Yanyuan Innovation Investment Partnership (Limited Partnership)	250,000	0.83%
Zhuzhou Guochuang Junyao Investment Partnership (Limited Partnership)	700,000	2.33%
Ningbo Hanhai Qianyuan Equity Investment Partnership (Limited Partnership)	700,000	2.33%
Hangzhou Haibang Yigu Investment Partnership (Limited Partnership)	300,000	1%
Jialiang Shan	300,000	1%
Zhejiang Silu Industry Investment Fund Partnership (Limited Partnership)	300,000	1%
Viva Biotech (Shanghai) Ltd.	200,000	0.67%
Tianjin Huatian Enterprise Management Consultation Limited Partner (Limited Partner)	200,000	0.67%
Hangzhou Yijing Biotech Partnership (Limited Partnership)	3,000,000	10%
Hangzhou Lanjing Biotech Partnership (Limited Partnership)	1,500,000	5%
Total	30,000,000	100%

Schedule 2

Schedule 3:

Key Employees List

Schedule 3

Schedule 4:

Closing Certificate

Schedule 4

Schedule 5:

Shareholders Resolutions

Schedule 5

Schedule 6:

Shareholders Agreement

Schedule 6

Schedule 7:

Amended Articles of Association

Schedule 7

Schedule 8:

Employees Transfer Plan

Schedule 8

Schedule 9:

Disclosure Schedules

Schedule 9